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                                                                     Exhibit J.2


                         CONSENT OF FROST BROWN TODD LLC
                         -------------------------------

We consent to the references to our firm in the Prospectus and Statement of Additional Information and to the incorporation by reference in the Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A, No. 2-68290, 811-3070) and related Prospectus of Hilliard-Lyons Government Fund, Inc. of our opinion previously filed on November 30, 1998 with Post-Effective Amendment Number 20 to the Registration Statement.



                                          /s/ FROST BROWN TODD LLC
                                          -----------------------------------
                                          FROST BROWN TODD LLC


Louisville, Kentucky
December 29, 2003